                                                                   Exhibit 99-B.8.12

                                                           NINTH AMENDMENT
                                                                             TO
                                                  PARTICIPATION AGREEMENT

                                                                 WITNESSETH

      WHEREAS, ING Life Insurance and Annuity Company (“ILIAC”) f/k/a Aetna Life
Insurance and Annuity Company (“ALIAC”), Fidelity Distributors Corporation (“the
Underwriter”) and Variable Insurance Products Fund (the “Fund”) have entered into a
Participation Agreement, dated February 1, 1994, and as amended on December 15, 1994,
February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996, May 1, 1997, November 6,
1997 and May 1, 1998 (the “Original Agreement”); and

      WHEREAS, ILIAC, the Underwriter and the Fund desire to include ILIAC’s Variable
Annuity Accounts and Variable Life Accounts.

      WHEREAS, ILIAC, the Underwriter and the Fund desire to include ING USA ANNUITY
AND LIFE INSURANCE COMPANY (“ING USA”) and its Separate Accounts as a party to the agreement.

      WHEREAS, ILIAC, the Underwriter and the Fund desire to include RELIASTAR LIFE
INSURANCE COMPANY (“RLIC”) and its Separate Accounts as a party to the agreement.

      WHEREAS, ILIAC, the Underwriter and the Fund desire to include RELIASTAR LIFE
INSURANCE COMPANY OF NEW YORK (“RLIC of NY”) and its Separate Accounts as a
party to the agreement.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1.	Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A effective as of August 15, 2007;

2.	The Original Agreement, as supplemented by this Ninth Amendment, is ratified and confirmed; and

3.	This Ninth Amendment may be executed in one or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

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IN WITNESS WHEREOF, the Parties have executed this Ninth Amendment as of the date first above written.

ING Life Insurance and Annuity Company		Variable Insurance Products Fund
By:	_____________________________	By: ______________________________
Name:	Michael C. Eldredge	Name:
Title:	Vice President	Title:
Fidelity Distributors Corporation		ING USA Annuity and Life Insurance Company
By:	_____________________________	By: ______________________________
Name:		Name:
Title:		Title:
ReliaStar Life Insurance Company
By:	____________________________
Name:
Title:
ReliaStar Life Insurance Company of New York
By:	_______________________________
Name:
Title:

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                                                                      SCHEDULE A
                                                        (Effective as of August 15, 2007)

ING Life Insurance and Annuity Company and all of its Variable Annuity and Variable Life Accounts

ING USA Annuity and Life Insurance Company and all of its Separate Accounts

ReliaStar Life Insurance Company and all of its Separate Accounts

ReliaStar Life Insurance Company of New York and all its Separate Accounts

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